EXHIBIT  99.5


                          CERTIFICATE OF CORRECTION OF
                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND RIGHTS OF SERIES D PREFERRED STOCK
                   OF NEW WORLD COFFEE - MANHATTAN BAGEL, INC.

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          New World Coffee - Manhattan Bagel, Inc. (hereinafter called the
"Corporation"), a corporation organized and existing and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          1. The name of the Corporation is New World Coffee - Manhattan Bagel, Inc.

          2. The Certificate of Designations, Preferences and Rights of Series D Preferred Stock of the Corporation, which was filed with the Secretary of State of Delaware on August 11, 2000 (the "Certificate of Designations"), is hereby corrected as follows:

          3.   The inaccuracy to be corrected in said instrument is as follows:

               Sections 3(a)(iv) and 3(a)(v) should have referenced "any subsidiary or subsidiaries" of the Corporation.

          4. Section 3(a)(iv) is hereby deleted in its entirety and is replaced with corrected Section 3(a)(iv) to read as follows:

               "(iv) authorize a sale of any substantial portion of the assets of the Corporation or any subsidiary or subsidiaries (other than sales of stores owned by the Corporation or its subsidiaries), or a recapitalization or reorganization of the Corporation or any subsidiary or subsidiaries of the Corporation (other than stock splits, combinations and/or dividends;"

          4. Section 3(a)(v) is hereby deleted in its entirety and is replaced with a corrected Section 3(a)(v) to read as follows:

               "(v) take any action that results in the Corporation or any subsidiary or subsidiaries of the Corporation incurring or assuming more than $1,000,000 of funded indebtedness (other than borrowings under the Corporation's existing line of credit, either on an individual or accumulative basis except (A) that the Corporation may obtain substitute financings for its existing line of credit on similar terms from a substitute lender up to the outstanding loan balance on the existing line of credit on the date of such substitution, and (B) as contemplated by the Corporation and described in the Purchase Agreement dated as of August 11, 2000.)"

Executed on this ___ day of August, 2000.

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                                                    Secretary